Exhibit (h)(2)(u)

Schedule A

(to Administration and Shareholder Services Agreement dated December 12, 2012)

Fund Name	Share Class(es)	Fee

Pacific FundsSM Portfolio Optimization Conservative	A, B, C, R, Advisor	0.15%

Pacific FundsSM Portfolio Optimization Moderate-Conservative	A, B, C, R, Advisor	0.15%

Pacific FundsSM Portfolio Optimization Moderate	A, B, C, R, Advisor	0.15%

Pacific FundsSM Portfolio Optimization Growth (formerly named PL Portfolio Optimization Moderate-Aggressive Fund)	A, B, C, R, Advisor	0.15%

Pacific FundsSM Portfolio Optimization Aggressive-Growth (formerly named PL Portfolio Optimization Aggressive Fund)	A, B, C, R, Advisor	0.15%

Pacific FundsSM Diversified Alternatives	A, C, Advisor	0.15%

Pacific FundsSM Core Income (formerly named PL Income Fund)	A, C, Advisor I, P	0.30% 0.15%

Pacific FundsSM Floating Rate Income	A, C, Advisor I, P	0.30% 0.15%

Pacific FundsSM High Income	A, C, Advisor I, P	0.30% 0.15%

Pacific FundsSM Short Duration Income	A, C, Advisor I	0.30% 0.15%

Pacific FundsSM Strategic Income	A, C, Advisor I	0.30% 0.15%

Pacific FundsSM Limited Duration High Income	A, C, Advisor I	0.30% 0.15%

Pacific FundsSM Large-Cap	A, C, Advisor, Investor Institutional and P	0.30% 0.15%

Pacific FundsSM Large-Cap Value	A, C, Advisor, Investor Institutional and P	0.30% 0.15%

Pacific FundsSM Small/Mid-Cap	A, C, Advisor, Investor Institutional and P	0.30% 0.15%

Pacific FundsSM Small-Cap	A, C, Advisor, Investor Institutional and P	0.30% 0.15%

Pacific FundsSM Small-Cap Value	A, C, Advisor, Investor Institutional and P	0.30% 0.15%

Pacific FundsSM Small-Cap Growth	A, C, Advisor, Investor Institutional and P	0.30% 0.15%

PF Floating Rate Loan Fund	P	0.15%

PF Inflation Managed Fund	P	0.15%

PF Managed Bond Fund	P	0.15%

PF Short Duration Bond Fund	P	0.15%

PF Emerging Markets Debt Fund	P	0.15%

PF Comstock Fund	P	0.15%

Schedule A to Administration and Shareholder Services Agreement dated December 12, 2012

PF Growth Fund	P	0.15%

PF Large-Cap Growth Fund	P	0.15%

PF Large-Cap Value Fund	P	0.15%

PF Main Street® Core Fund	P	0.15%

PF Mid-Cap Equity Fund	P	0.15%

PF Mid-Cap Growth Fund	P	0.15%

PF Small-Cap Growth Fund	P	0.15%

PF Small-Cap Value Fund	P	0.15%

PF Real Estate Fund	P	0.15%

PF Emerging Markets Fund	P	0.15%

PF International Large-Cap Fund	P	0.15%

PF International Value Fund	P	0.15%

PF Currency Strategies Fund	P	0.15%

PF Global Absolute Return Fund	P	0.15%

PF International Small-Cap Fund	P	0.15%

PF Absolute Return Fund	P	0.15%

PF Equity Long/Short Fund	P	0.15%

Effective: January 11, 2016 AGREED TO & ACCEPTED BY: PACIFIC FUNDS SERIES TRUST
By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary
PACIFIC LIFE INSURANCE COMPANY
By: /s/ Howard T. Hirakawa	By: /s/ Jane M. Guon
Name: Howard T. Hirakawa	Name: Jane M. Guon
Title: SVP, Fund Advisor Operations	Title: Secretary